EXHIBIT 99.2

Statement Under Oath of Principal Executive Officer and Principal Financial Officer
Regarding Facts and Circumstances Relating to Exchange Act Filings

I, Kenneth A. Goldman, state and attest that:

(1) To the best of my knowledge, based upon a review of the covered reports of Siebel Systems, Inc., and, except as corrected or supplemented in a subsequent covered report:

  no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

  no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2) I have reviewed the contents of this statement with the Company's audit committee.

(3) In this statement under oath, each of the following, if filed on or before the date of this statement, is a "covered report":

  Siebel Systems, Inc. Annual Report on Form 10-K for the year ended December 31, 2001, filed with the Commission on March 29, 2002;

  all reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Siebel Systems, Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

  any amendments to any of the foregoing.

/s/ Kenneth A. Goldman Kenneth A. Goldman Senior Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer)	Subscribed and sworn to before me this 2nd day of August, 2002
Date: August 2, 2002	/s/ Kristin Patton Notary Public My Commission Expires: January 21, 2004 [Notary Stamp Appears Here]